PURCHASE AGREEMENT

         This Purchase Agreement ("Agreement") is made and entered into in duplicate effective the 5th day of July, 2001 ("Effective Date"), by and among Fishing Buddy, Inc., a Nevada corporation ("Buyer"); Fishing Buddy LLC, a North Dakota limited liability company (the "LLC"); and Dean Mostad and Scott Radig, individually. For convenience, Mostad and Radig shall be referred to in this Agreement, collectively, as the "Sellers" and either of them may be referred to in this Agreement, individually, as a "Seller".

                                    RECITALS

         A. Sellers own 1,500 units of membership interest in the LLC ("Units"), which represents one hundred percent (100%) of the ownership interest in the LLC.

         B. Sellers, and each of them, desire to sell, assign, transfer, convey, deliver and set over to Buyer the Units, on the terms and subject to the conditions specified by the provisions of this Agreement.

         C. Buyer desires to acquire from Sellers the Units, on the terms and subject to the conditions specified by the provisions of this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

         "Applicable Contract" -- any Contract (a) pursuant to which a party has or may acquire any rights, (b) pursuant to which a party has or may become subject to any obligation or liability, or (c) by which a party or any of the assets owned or used by such party is or may become obligated.

         "Best Efforts" -- the efforts that a prudent Person desiring to achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.




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




         "Breach" -- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

         "Buyer"-- Fishing Buddy, Inc., a Nevada corporation, as defined in the preamble of this Agreement.

         "Buyer Common Stock" -- common stock, $.001 par value per share, of Buyer.

         "Consent" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "Contemplated Transactions" -- all of the transactions contemplated by this Agreement, including:

          (a) the sale of the Units by Sellers to Buyer;

          (b) the execution, delivery, and performance of the Sellers' Release, the Employment Agreements, and the Noncompetition Agreement, as executed by the parties to such agreements;

          (c) the performance by Buyer and Seller of their respective covenants and obligations pursuant to this Agreement; and

          (d) Buyer's acquisition and ownership of the Units and exercise of control of the LLC.

         "Contract" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally obligating.

         "Employee Benefit Plan" -- any "Employee Pension Benefit Plan" (as defined in Section 3(2) of ERISA), "Employee Welfare Benefit Plan" (as defined in Section 3(1) of ERISA), "Multi-employer Plan" (as defined in Section 3(37) of ERISA), plan of deferred compensation, medical plan, life insurance plan, long-term disability plan, dental plan or other plan providing for the welfare of any of employees or former employees of the LLC or beneficiaries thereof (as applicable), personnel policy (including, but not limited to, vacation time, holiday pay, bonus programs, moving expense reimbursement programs and sick leave), excess benefit plan, bonus or incentive plan (including, but not limited to, stock options, restricted stock, stock bonus and deferred bonus plans), salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement or any other benefit, program, agreement or contract.

         "Encumbrance" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any nature whatsoever, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "Environment" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), ground waters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "Environmental, Health, and Safety Liabilities" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or pursuant to Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

          (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

          (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising pursuant to Environmental Law or Occupational Safety and Health Law, including consultant and attorney fees;

          (c) financial responsibility pursuant to Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

          (d) any other compliance, corrective, investigative, or remedial measures required pursuant to Environmental Law or Occupational Safety and Health Law.

         The terms "removal," "remedial," and "response action," include the types of activities specified by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601 et seq., as amended ("CERCLA").

         "Environmental Law" -- any Legal Requirement that requires or relates to:

          (a) advising appropriate authorities, employees, and the public of intended or actual releases of Hazardous Materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

          (b) preventing or reducing to acceptable amounts the release of Hazardous Materials into the Environment;

          (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

          (d) assuring that products are designed, formulated, packaged, and used so that these products do not present unreasonable risks to human health or the Environment when used or disposed of;

          (e) protecting resources, species, or ecological amenities;

          (f) reducing to acceptable amounts the risks inherent in the transportation of Hazardous Materials;

          (g) cleaning up Hazardous Materials that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

          (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA" -- the Employee Retirement Income Security Act of 1974, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Facilities" -- any real property, leaseholds, or other interests currently or formerly owned or operated by a party to this Agreement and any buildings, plants, structures, or equipment (including motor vehicles, aircraft, and rolling stock) currently or formerly owned or operated by such party.

         "GAAP" -- generally accepted United States accounting principles, applied on a basis consistent with the basis on which the LLC Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.

         "Governmental Authorization" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or pursuant to the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body" -- any:

          (a) nation, state, commonwealth, county, city, town, village, district, ward, or other jurisdiction of any nature;

          (b) federal, state, local, municipal, foreign, or other government;

          (c) governmental or quasi-governmental authority of any nature whatsoever (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

          (d) multi-national organization or body; or

          (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature whatsoever.

         "Hazardous Activity" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, disposal or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, omission, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the LLC.

         "Hazardous Materials" -- any waste or other substance that is regulated, listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor, polychlorinated biphenyls ("PCBs") and asbestos or asbestos-containing materials.

         "IRC" -- the Internal Revenue Code of 1986, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS" -- the United States Internal Revenue Service, or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "Knowledge" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual should have been aware of such fact or other matter, after reasonable investigation thereof.

          A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, manager, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         "Legal Requirement" -- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "LLC" -- Fishing Buddy LLC, a North Dakota limited liability company, as defined in the preamble of this Agreement.

         "Occupational Safety and Health Law" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "Order" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "Ordinary Course of Business" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (b) such action is not required to be authorized by the Board of Directors of such Person (or by any Person or group of Persons having similar authority); and

          (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the Board of Directors of such Person (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same business as such Person.

         "Organizational Documents" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the Articles of Organization and the operating agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

         "Person" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, fraternal organization, group, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Plan Affiliate" -- with respect to any Person, any other person or entity with whom the Person constitutes all or part of a controlled group, or which would be treated with the Person as under common control or whose employees would be treated as employed by the Person, pursuant to Section 414 of the IRC and any regulations, administrative rulings and case law interpreting the foregoing.

         "Proceeding" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Related Person"

          (a) with respect to a particular individual:

              (i) each other member of such individual's Family;

              (ii) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

              (iii) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

              (iv) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

          (b) With respect to a specified Person other than an individual:

              (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

              (ii) any Person that holds a Material Interest in such specified Person;

              (iii) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

              (iv) any Person in which such specified Person holds a Material Interest;

              (v) any Person with respect to which such specified Person serves as a general partner, manager or a trustee (or in a similar capacity); and

              (vi) any Related Person of any individual described in clause (ii) or (iii) of this Subsection (b).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 pursuant to the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

         "Release" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "Representative" -- with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "Securities Act" -- the Securities Act of 1933, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Sellers" -- Dean Mostad and Scott Radig, as defined in the preamble of this Agreement.

         "Subsidiary" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's Board of Directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

         "Tax Return" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Threat of Release" -- a substantial probability of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "Threatened" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would cause a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter probably will be asserted, commenced, taken, or otherwise pursued in the future.

         "Units" -- as defined in the Recital A of this Agreement.


                                   ARTICLE II

                           SALE AND TRANSFER OF UNITS
                           --------------------------

       2.1 Units. On the terms and subject to the conditions of this Agreement, upon the execution of this Agreement, Sellers will sell, transfer, assign, convey, deliver and set over the Units to Buyer, and Buyer will purchase the Units from Sellers.

       2.2 Purchase Price. The purchase price for the Units shall be paid as follows:

          (a) on the Effective Date, Buyer shall pay Sellers Twenty-Five Thousand Dollars ($25,000);

          (b) on the first calendar day of each month after the Effective Date, and continuing for a period of twelve (12) months, Buyer shall pay each Seller Five Hundred Dollars ($500), for an aggregate to each Seller totaling Six Thousand Dollars ($6,000);

          (c) at a date which is eighteen (18) months after the Effective Date, Buyer shall pay to Sellers an additional Twenty-Five Thousand Dollars ($25,000);

          (d) on the tenth calendar day of each month after the Effective Date, and continuing for a period of twenty-four (24) months, Buyer shall pay Sellers ten percent (10%) of the gross revenues of Buyer; and

       2.3 Obligations Upon and After Execution.

          (a) Upon execution of this Agreement, Sellers will deliver to Buyer:

              (i) certificates representing the Units, duly endorsed for transfer to Buyer;

              (ii) a release in the form of Exhibit 2.3(a)(ii), executed by Sellers (collectively, "Sellers' Release");

              (iii) a noncompetition agreement in the form of Exhibit 2.3(a)(iii), executed by each of the Sellers (the "Noncompetition Agreement"); and

              (iv) Employment Agreements in the form of Exhibit 2.3(a)(iv), executed by each of the Sellers.

          (b) Upon and after execution of this Agreement, Buyer will deliver to Sellers the purchase price for the Units, on the dates specified in Section 2.2 above.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                             OF SELLERS AND THE LLC
                             ----------------------

         The LLC and Sellers jointly and severally represent and warrant to Buyer as follows:

       3.1 Organization and Good Standing.

          (a) The LLC is a limited liability company duly formed, validly existing, and in good standing pursuant to the laws of its jurisdiction of formation, with full and complete power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations pursuant to Applicable Contracts. The LLC is duly qualified to do business as a foreign limited liability company and is in good standing pursuant to the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

          (b) The LLC has delivered to Buyer true and correct copies of the Organizational Documents of the LLC, as currently in effect.

       3.2 Authority; No Conflict.

          (a) This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. Upon the execution and delivery by Sellers and the LLC of the Sellers' Release, the Employment Agreement and the Noncompetition Agreement (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers and the LLC, enforceable against Sellers and the LLC in accordance with their respective terms. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform their obligations pursuant to this Agreement, and Sellers and the LLC have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform their obligations pursuant to the Sellers' Closing Documents.

          (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

              (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the LLC, or (B) any resolution adopted by the manager or the members of the LLC;

              (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the LLC or any Seller, or any of the assets owned or used by the LLC, may be subject;

              (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the LLC or that otherwise relates to the business of, or any of the assets owned or used by, the LLC;

              (iv) cause Buyer or the LLC to become subject to, or to become liable for the payment of, any Tax;

              (v) cause any of the assets owned by the LLC to be reassessed or revalued by any taxing authority or other Governmental Body;

              (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

              (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the LLC.

          (c) Neither the LLC nor any Seller is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

       3.3 Capitalization. The authorized equity securities of the LLC consist of ______ Units of membership interest in the LLC, of which ____ Units are issued and outstanding, all of which issued and outstanding Units constitute the "the LLC Units." Sellers are the record and beneficial owners and holders of one hundred percent (100%) of the LLC Units, free and clear of all Encumbrances. Exhibit A sets forth the ownership of the LLC Units. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the LLC. All of the outstanding equity securities of the LLC have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the LLC. None of the outstanding equity securities or other securities of the LLC was issued in violation of the Securities Act or any other Legal Requirement. The LLC does not own, or has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

       3.4 Financial Statements. The LLC has delivered to Buyer (a) unaudited balance sheets of the LLC as at December 31 in each of the years 1999 and 2000, inclusive, and the related unaudited statement of income for each of the fiscal years then ended, (b) an unaudited balance sheet of the LLC as at May 31, 2001 (the "Balance Sheet"), and the related unaudited statement of income for the five (5) months then ended (the "LLC Interim Balance Sheet") and the related unaudited statements of income, changes in stockholders' equity, and cash flow for the five (5) months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the LLC as at the respective dates of and for the periods referred to in such financial statements, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes; the financial statements referred to in this Section 3.4 present the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the LLC are required by GAAP to be included in the financial statements of the LLC.

       3.5 Books and Records. The books of account, minute books, securities record books, and other records of the LLC, all of which have been delivered to Buyer, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute book of the LLC contains accurate and complete records of all meetings held of, and actions approved by, the members and the manager of the LLC, and no such meetings have been held for which minutes have not been prepared and are not contained in such minute books. Upon the execution of this Agreement, all of those books and records will be in the possession of the LLC.

       3.6 Title to Properties; Encumbrances. The LLC owns no real property or any interest therein. The LLC owns all the properties and assets (whether tangible or intangible) that the LLC purports to own, including all of the properties and assets specified on Schedule 3.6, attached hereto, and on the LLC Balance Sheet and the LLC Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in this Agreement and personal property sold since the date of the LLC Balance Sheet and the LLC Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the LLC since the date of the LLC Balance Sheet (except for personal property acquired and sold since the date of the LLC Balance Sheet in the Ordinary Course of Business and consistent with past practice). All material properties and assets specified in the LLC Balance Sheet and the LLC Interim Balance Sheet are free and clear of all Encumbrances.

       3.7 Condition and Sufficiency of Assets. The buildings, plants, structures, and equipment of the LLC are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the LLC are sufficient for the continued conduct of the LLC's business after the date of this Agreement in substantially the same manner as conducted prior to the date of this Agreement.

       3.8 Accounts Receivable. All accounts receivable of the LLC that are specified on the LLC Balance Sheet or the LLC Interim Balance Sheet or on the accounting records of the LLC as of the date of this Agreement (collectively, the "LLC Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. The LLC Accounts Receivable are current and collectible net of the respective reserves shown on the LLC Balance Sheet or the LLC Interim Balance Sheet or on the accounting records of the LLC as of the date of this Agreement (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the date of this Agreement, will not represent a greater percentage of the LLC Accounts Receivable as of the date of this Agreement than the reserve specified in the LLC Balance Sheet represented of the LLC Accounts Receivable specified therein and will not represent a material adverse change in the composition of such LLC Accounts Receivable in terms of aging). Subject to such reserves, each of the LLC Accounts Receivable either has been or will be collected in full, without any set-off, within ninety (90) days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, pursuant to any Contract with any obligor of an LLC Accounts Receivable relating to the amount or validity of such LLC Accounts Receivable.

       3.9 Inventory. All inventory of the LLC, whether or not specified in the LLC Balance Sheet or the LLC Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the LLC Balance Sheet or the LLC Interim Balance Sheet or on the accounting records of the LLC as of the date of this Agreement, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances.

       3.10 No Undisclosed Liabilities. The LLC has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations specified or reserved against in the LLC Balance Sheet or the LLC Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

       3.11 Taxes.


         (a) The LLC has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. The LLC has delivered to Buyer copies of all such Tax Returns filed since January 1, 1999. The LLC has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or the LLC, except such Taxes, if any, are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the LLC Balance Sheet and the LLC Interim Balance Sheet.

         (b) All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or are being contested in good faith by appropriate proceedings. There have been no adjustments to the United States federal income Tax Returns filed by the LLC for all taxable years since the date of formation of LLC, and the resulting deficiencies proposed by the IRS. Neither the LLC or any Seller has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the LLC or for which the LLC may be liable.

         (c) The charges, accruals, and reserves with respect to Taxes on the books of the LLC are adequate (determined in accordance with GAAP) and are at least equal to the LLC's liability for Taxes. There exists no proposed tax assessment against the LLC except as disclosed in the LLC Balance Sheet. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the LLC. All Taxes that the LLC is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

         (d) All Tax Returns filed by (or that include on a consolidated basis) the LLC are true, correct, and complete. There is no tax sharing agreement that will require any payment by the LLC after the date of this Agreement. During the consistency period (as defined in Section 338(h)(4) of the IRC with respect to the sale of the Units to Buyer), neither the LLC nor target affiliate (as defined in Section 338(h)(6) of the IRC with respect to the sale of the Units to Buyer) has sold or will sell any property or assets to Buyer or to any member of the affiliated group (as defined in Section 338(h)(5) of the IRC) that includes Buyer.

       3.12 No Material Adverse Change. Since the date of the LLC Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the LLC, and no event has occurred or circumstance exists that may result in such a material adverse change.

       3.13 Employee Benefits. Neither the LLC nor any Plan Affiliate of the LLC has maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights pursuant to or with respect to any Employee Benefit Plan, whether or not written, which could give rise to or result in the LLC or such Plan Affiliate having any material debt, liability, claim or obligation of any kind or nature whatsoever, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not due or to become due. Correct and complete copies of all Employee Benefit Plans previously have been furnished to Buyer. The Employee Benefit Plans are in compliance in all material respects with governing documents and agreements and with applicable laws. There has not been any act or omission by the LLC pursuant to ERISA or the terms of the Employee Benefit Plans, or any other applicable law or agreement which could give rise to any liability of the LLC, whether pursuant to ERISA, the IRC or other laws or agreements.

       3.14 Compliance with Legal Requirements; Governmental Authorizations.


          (a) The LLC is and has been in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

          (b) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the LLC of, or a failure on the part of the LLC to comply with, any Legal Requirement, or (B) may give result in any obligation on the part of the LLC to undertake, or to pay all or any portion of the cost of, any remedial action of any nature, including pursuant to any Environmental, Health, and Safety Liability;

          (c) The LLC has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the LLC to undertake, or to pay all or any portion of the cost of, any remedial action of any nature, including pursuant to any Environmental, Health, and Safety Liability;

          (d) the LLC is and has been in full compliance with all of the terms and requirements of each Governmental Authorization held by the LLC or that otherwise relates to the business of, or to any of the assets owned or used by, the LLC;

          (e) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization;

          (f) the LLC has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization;

          (g) all applications required to have been filed for the renewal of the Governmental Authorizations have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies; and

          (h) such Governmental Authorizations, collectively, constitute all of the Governmental Authorizations necessary to permit the LLC to conduct and operate its business lawfully in the manner the LLC currently conducts and operates such business and to permit the LLC to own and use its assets in the manner in which the LLC currently owns and uses such assets.

       3.15 Legal Proceedings; Orders.

          (a) There is no pending Proceeding:

              (i) that has been commenced by or against the LLC or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the LLC; or

              (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

              (iii) to the Knowledge of Sellers and the LLC, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give result in or serve as a basis for the commencement of any such Proceeding, which will have a material adverse effect on the business, operations, assets, condition, or prospects of the LLC.

          (b) there is no Order to which the LLC, or any of the assets owned or used by the LLC, is subject;

          (c) no Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, the LLC;

          (d) no officer, director, agent, or employee of the LLC is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the LLC;

          (e) the LLC is and has been in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

          (f) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the LLC, or any of the assets owned or used by the LLC, is subject; and

          (g) the LLC has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the LLC, or any of the assets owned or used by the LLC, is or has been subject.

       3.16 Absence of Certain Changes and Events. Since the date of the LLC Balance Sheet, the LLC has conducted its business only in the Ordinary Course of Business and there has not been any:

          (a) change in the LLC's authorized or issued securities; grant of any right to purchase Units; issuance of any security convertible into Units; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the LLC of any Units; or declaration or payment of any cash or other distribution in respect of Units;

          (b) amendment to the Organizational Documents of the LLC;

          (c) payment or increase by the LLC of any bonuses, salaries, or other compensation to any manager or officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any manager, officer, or employee;

          (d) adoption of, or increase in the payments to or benefits pursuant to, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the LLC;

          (e) damage to or destruction or loss of any asset or property of the LLC, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the LLC, taken as a whole;

          (f) entry into, termination of, or receipt of notice of termination of
(i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the LLC of at least Ten Thousand Dollars ($10,000.00);

          (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the LLC or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the LLC, including the sale, lease, or other disposition of any of the LLC Intellectual Property Assets;

          (h) cancellation or waiver of any claims or rights with a value to the LLC in excess of Ten Thousand Dollars ($10,000.00);

          (i) material change in the accounting methods used by the LLC; or

          (j) agreement, whether oral or written, by the LLC to do any of the foregoing.

         3.17     Contracts; No Defaults.

          (a) The LLC has delivered to Buyer true and complete copies, of all the Contracts with a value of at least Ten Thousand Dollars ($10,000.00) to which the LLC is a party or pursuant to which the LLC or any of its properties is obligated.

          (b) No Seller (and no Related Person of any Seller) has or may acquire any rights pursuant to, and no Seller has or may become subject to any obligation or liability pursuant to, any Contract that relates to the business of, or any of the assets owned or used by, the LLC.

          (c) No officer, director, agent, employee, consultant, or contractor of the LLC is obligated by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the LLC, or (B) assign to the LLC or to any other Person any rights to any invention, improvement, or discovery.

          (d) Each such Contract is in full force and effect and is valid and enforceable in accordance with its terms.

          (e) The LLC is and has been in full compliance with all applicable terms and requirements of each Contract pursuant to which the LLC has or had any obligation or liability or by which the LLC or any of the assets owned or used by the LLC is or was obligated.

          (f) Each other Person that has or had any obligation or liability pursuant to any Contract pursuant to which the LLC has or had any rights is and has been in full compliance with all applicable terms and requirements of such Contract.

          (g) No event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the LLC or other Person the right to declare a default or exercise any remedy pursuant to, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract.

          (h) The LLC has not given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default pursuant to, any Contract.

          (i) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the LLC pursuant to current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

          (j) The Contracts relating to the sale, design, manufacture, or provision of products or services by the LLC have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

       3.18 Insurance.

          (a) The LLC has delivered to Buyer:

              (i) true and complete copies of all policies of insurance to which the LLC is a party, or pursuant to which any manager, officer or employee of the LLC is or has been covered at any time within the three (3) years preceding the date of this Agreement;

              (ii) true and complete copies of all pending applications for policies of insurance;

              (iii) any statement by the auditor of the LLC's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims;

              (iv) any self-insurance arrangement by or affecting the LLC, including any reserves established pursuant thereto;

              (v) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the LLC;

              (vi) all obligations of the LLC to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy pursuant to which such coverage is provided;

              (vii) a summary of the loss experience pursuant to each policy;

              (vii) a statement describing each claim pursuant to an insurance policy for an amount in excess of Ten Thousand Dollars ($10,000.00), which sets forth:

          (A) the name of the claimant;

          (B) a description of the policy by insurer, type of insurance, and period of coverage; and

          (C) the amount and a brief description of the claim; and

              (ix) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

          (b) All policies to which the LLC is a party or that provide coverage to Sellers, the LLC, or any director, officer or employee of the LLC:

              (i) are valid, outstanding, and enforceable;

              (ii) are issued by an insurer that is financially sound and reputable;

              (iii) taken together, provide adequate insurance coverage for the assets and the operations of the LLC for all risks normally insured against by a Person carrying on the same business or businesses as the LLC;

              (iv) are sufficient for compliance with all Legal Requirements, Governmental Authorizations and Contracts to which the LLC is a party or by which the LLC is obligated;

              (v) will continue in full force and effect following the consummation of the Contemplated Transactions; and

              (vi) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the LLC.

          (c) Neither the LLC nor any Seller has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is not now in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations pursuant thereto.

          (d) The LLC has paid all premiums due, and have otherwise performed all of its obligations, pursuant to each policy to which the LLC is a party or that provides coverage to the LLC or director, officer or employee thereof.

          (e) The LLC has given notice to the insurer of all claims that may be insured thereby.

       3.19 Environmental Matters.

          (a) The LLC is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable for Environmental, Health, and Safety Liabilities pursuant to, any Environmental Law. Neither the LLC nor any Seller has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential Release of Hazardous Materials from any Facilities, or any violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or pay the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Seller or the LLC has had an interest, or with respect to any property or Facility (A) at or to which Hazardous Materials were generated, manufactured, refined, transferred, transported, disposed, imported, used, or processed by or from any Seller, the LLC, or any other Person for whose conduct they are or may be held responsible, or (B) to or from which Hazardous Materials from any Seller, the LLC, or any other Person for whose conduct they are or may be held responsible have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

          (b) There are no pending or, to the Knowledge of Sellers and the LLC, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which any Seller or the LLC has or had an interest.

         (c) Neither the LLC nor any Seller has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or pay the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Seller or the LLC had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, treated, used, or processed by any Seller, the LLC, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

          (d) Neither the LLC nor any Seller, nor any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which any Seller or the LLC (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

          (e) There are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, buildings, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither the LLC nor any Seller, nor any other Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Seller or the LLC has or had an interest.

          (f) There has been no Release or, to the Knowledge of any Seller and the LLC, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which any Seller or the LLC has or had an interest, or any geologically or hydrologically adjoining property, whether by any Seller, the LLC, or any other Person, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, treated, used, or processed by any Seller, the LLC, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

          (g) The LLC has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by any Seller or the LLC pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by any Seller, the LLC, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

       3.20 Employees. No manager, officer or employee of the LLC is a party to, or is otherwise obligated by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such person and any other Person that in any way adversely affects or will affect (i) the performance of his or her duties as a manager, officer or employee of the LLC, or (ii) the ability of the LLC to conduct its business.

       3.21 Labor Relations; Compliance. The LLC has not been or is a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the LLC relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the LLC or its premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the LLC, and no such action is contemplated by the LLC. The LLC has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The LLC is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

       3.22 Intellectual Property.

          (a) The LLC (i) owns all the licenses, trademarks, trade names, copyrights, marks, patents and applications for patents (the "LLC Intellectual Property Assets"), (ii) neither owns nor uses any such items not specified in the LLC Balance Sheet, (iii) pays no royalties to any Person with respect to any such items, and (iv) has full, complete, unfettered and lawful right to bring actions for the infringement thereof. The LLC owns, or possesses adequate and enforceable rights to use without payment of royalties, all licenses, trademarks, trade names, copyrights, patents, trade secrets and processes necessary for the conduct of, or use in, its business as the same is presently being conducted.

          (b) The LLC has no Knowledge nor has received any notice to the effect that any service or product it provides or sells, or any process, method, part or material it employees in its business for the use by it or another of any such service, may infringe, or is in conflict with, any asserted right of another Person. There is no pending or Threatened claim or litigation action against the LLC contesting its right to use or the validity of any of the LLC Intellectual Property Assets or asserting its misuse of any of the foregoing, which would deprive it of the right to assert its rights pursuant thereto or which would prevent the sale of any service provided or sold by it.

         3.23 Certain Payments. Neither the LLC nor any director, officer, agent, or employee of the LLC, or to Sellers' Knowledge any other Person associated with or acting for or on behalf of the LLC, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the LLC or any Affiliate of the LLC, or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the LLC.

       3.24 Disclosure.

          (a) No representation or warranty of Sellers in this Agreement omits to specify a material fact necessary to make the information specified herein or therein, considering the circumstances in which that information was furnished, not misleading.

          (b) There is no fact known to any Seller that has specific application to any Seller or the LLC (other than general economic or industry conditions) and that materially adversely affects or, as far as any Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the LLC that has not been set forth in this Agreement.

       3.25 Relationships with Related Persons. No Seller or any Related Person of Sellers or of the LLC has or has had any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the LLC's business. No Seller or any Related Person of Sellers or of the LLC is or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the LLC, or (ii) engaged in competition with the LLC with respect to any line of the products or services of the LLC (an "LLC Competing Business") in any market presently served by the LLC. No Seller or any Related Person of Sellers or of the LLC is a party to any Contract with, or has any claim or right against, the LLC.

       3.26 Brokers or Finders. Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                                    OF BUYER
                                    --------

Buyer represents and warrants to the LLC and Sellers as follows:

       4.1 Organization and Good Standing.

          (a) Buyer is a corporation duly organized, validly existing, and in good standing pursuant to the laws of its jurisdiction of incorporation, with full and complete corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations pursuant to Applicable Contracts. Buyer is duly qualified to do business as a foreign corporation and is in good standing pursuant to the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

          (b) Buyer has delivered to the LLC true and correct copies of the Organizational Documents of Buyer, as currently in effect.

       4.2 Authority; No Conflict.

          (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations pursuant to this Agreement.

          (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

              (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Buyer, or (B) any resolution adopted by the Board of Directors or the stockholders of Buyer;

              (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief pursuant to, any Legal Requirement or any Order to which Buyer, or any of the assets owned or used by Buyer, may be subject;

              (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Buyer or that otherwise relates to the business of, or any of the assets owned or used by, Buyer;

              (iv) cause Buyer or the LLC to become subject to, or to become liable for the payment of, any Tax;

              (v) cause any of the assets owned by Buyer to be reassessed or revalued by any taxing authority or other Governmental Body;

              (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy pursuant to, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

              (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Buyer.

         Buyer is not or will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

          (c) Buyer is acquiring the Units for its own account and not with an intention of distribution within the meaning of Section 2(11) of the Securities Act. Buyer is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act.

       4.3 Capitalization. The authorized equity securities of Buyer consist of 25,000,000 shares of $.001 par value common stock, of which 6,550,000 shares are issued and outstanding, and 10,000,000 shares of $.001 par value common stock, of which no such shares are issued and outstanding. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of Buyer. All of the outstanding equity securities of Buyer have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of Buyer. None of the outstanding equity securities or other securities of Buyer was issued in violation of the Securities Act or any other Legal Requirement. Buyer does not own, and except for this Agreement, Buyer has no Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

       4.4 Financial Statements. Buyer has not delivered any financial statements to the LLC.


       4.5 Books and Records. The books of account, minute books, stock record books, and other records of Buyer, all of which have been available for inspection by the LLC or its representatives, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute book of Buyer contains accurate and complete records of all meetings held of, and corporate actions taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of Buyer, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute book. Upon the execution of this Agreement, all of those books and records will be in the possession of Buyer.

       4.6 Title to Properties; Encumbrances. The Buyer owns no real property or any interest therein. Buyer owns all the properties and assets (whether personal, or mixed and whether tangible or intangible) that it purports to own.

       4.7 Condition and Sufficiency of Assets. The buildings, plants, structures, and equipment of Buyer are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of Buyer are sufficient for the continued conduct of Buyer's business after the date of this Agreement in substantially the same manner as conducted prior to the date of this Agreement.

       4.8 No Undisclosed Liabilities. Buyer has no liabilities or obligations of any nature whatsoever (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities specified in this Agreement and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

       4.9 Taxes.


          (a) Buyer has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Buyer has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Buyer, except such Taxes, if any, are being contested in good faith.

          (b) All Tax Returns filed by (or that include on a consolidated basis) Buyer are true, correct, and complete. There is no tax sharing agreement that will require any payment by Buyer after the date of this Agreement.

       4.10 No Material Adverse Change. Since the date of formation of the Buyer, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of Buyer, and no event has occurred or circumstance exists that may result in such a material adverse change.

       4.11 Employee Benefits. Neither Buyer nor any Plan Affiliate of Buyer has maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to any Employee Benefit Plan, whether or not written, which could give rise to or result in Buyer or such Plan Affiliate having any material debt, liability, claim or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not due or to become due. Correct and complete copies of all Employee Benefit Plans previously have been furnished to the LLC. The Employee Benefit Plans are in compliance in all material respects with governing documents and agreements and with applicable laws. There has not been any act or omission by Buyer pursuant to ERISA or the terms of the Employee Benefit Plans, or any other applicable law or agreement which could give result in to any liability to Buyer, whether pursuant to ERISA, the IRC or other laws or agreements.

       4.12 Compliance with Legal Requirements; Governmental Authorizations.


          (a) Buyer is and has been in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets.

          (b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Buyer of, or a failure on the part of Buyer to comply with, any Legal Requirement, or
(B) may result in any obligation on the part of Buyer to undertake, or to pay all or any portion of the cost of, any remedial action of any nature, including pursuant to any Environmental, Health, and Safety Liability.

          (c) Buyer has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of Buyer to undertake, or to pay all or any portion of the cost of, any remedial action of any nature, including pursuant to any Environmental, Health, and Safety Liability.

          (d) Buyer is and has been in full compliance with all of the terms and requirements of each Governmental Authorization.

          (e) No event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization.

          (f) Buyer has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization.

          (g) All applications required to have been filed for the renewal of such Governmental Authorizations have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

          (h) Such Governmental Authorizations, collectively, constitute all of the Governmental Authorizations necessary to permit Buyer to conduct and operate its business lawfully in the manner it currently conducts and operates such business and to permit Buyer to own and use its assets in the manner in which it currently owns and uses such assets.

       4.13 Legal Proceedings; Orders.

          (a) There is no pending Proceeding:

              (i) that has been commenced by or against Buyer or that otherwise relates to or may affect the business of, or any of the assets owned or used by, Buyer; or

              (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of Buyer, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

          (b) There is no Order to which Buyer, or any of the assets owned or used by Buyer, is subject.

          (c) Buyer is not subject to any Order that relates to the business of, or any of the assets owned or used by, Buyer.

          (d) No officer, director, agent, or employee of Buyer is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of Buyer.

          (e) Buyer is and has been in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject.

          (f) No event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Buyer, or any of the assets owned or used by Buyer, is subject.

          (g) Buyer has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which Buyer, or any of the assets owned or used by Buyer, is or has been subject.

       4.14 Absence of Certain Changes and Events. Buyer has conducted its business only in the Ordinary Course of Business and there has not been any:

          (a) change in Buyer's authorized or issued capital stock; grant of any stock option or right to purchase Units of capital stock of Buyer; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Buyer of any Units of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of Units of capital stock;

          (b) amendment to the Organizational Documents of Buyer;

          (c) payment or increase by Buyer of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

          (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Buyer;

          (e) damage to or destruction or loss of any asset or property of Buyer, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of Buyer, taken as a whole;

          (f) entry into, termination of, or receipt of notice of termination of
(i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to Buyer of at least Ten Thousand Dollars ($10,000.00);

          (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of Buyer or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of Buyer, including the sale, lease, or other disposition of any of the Buyer Intellectual Property Assets;

          (h) cancellation or waiver of any claims or rights with a value to Buyer in excess of Ten Thousand Dollars ($10,000.00);

          (i) material change in the accounting methods used by Buyer; or

          (j) agreement, whether oral or written, by Buyer to do any of the foregoing.

         4.15     Contracts; No Defaults.

          (a) Buyer has delivered to the LLC true and complete copies, of all the Contracts with a value of at least Ten Thousand Dollars ($10,000.00) to Buyer.

          (b) Buyer (and each Related Person of Buyer) has not or may not acquire any rights pursuant to, and Buyer has or may become subject to any obligation or liability pursuant to, any Contract that relates to the business of, or any of the assets owned or used by, Buyer.

          (c) No officer, director, agent, employee, consultant, or contractor of Buyer is obligated by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of Buyer, or (B) assign to Buyer or to any other Person any rights to any invention, improvement, or discovery.

          (d) Each such Contract is in full force and effect and is valid and enforceable in accordance with its terms.

          (e) Buyer is and has been in full compliance with all applicable terms and requirements of each Contract pursuant to which such Buyer has or had any obligation or liability or by which Buyer or any of the assets owned or used by Buyer is or was obligated.

          (f) Each other Person that has or had any obligation or liability pursuant to any Contract pursuant to which Buyer has or had any rights is and has been in full compliance with all applicable terms and requirements of such Contract.

          (g) No event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Buyer or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract.

          (h) Buyer has not given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default pursuant to, any Contract.

          (i) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Buyer pursuant to current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

          (j) The Contracts relating to the sale, design, manufacture, or provision of products or services by Buyer have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

       4.16 Insurance.

          (a) Buyer has delivered to the LLC:

(i) true and complete copies of all policies of insurance to which Buyer is a party or pursuant to which Buyer, or any director of Buyer, is or has been covered at any time within the three (3) years preceding the date of this Agreement;

              (ii) true and complete copies of all pending applications for policies of insurance;

              (iii) any statement by the auditor of Buyer's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims;

              (iv) any self-insurance arrangement by or affecting Buyer, including any reserves established pursuant thereto;

              (v) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by Buyer;

              (vi) all obligations of Buyer to third parties with respect to insurance (including such obligations pursuant to leases and service agreements) and identifies the policy under which such coverage is provided;

              (vii) a summary of the loss experience pursuant to each policy;

              (vii) a statement describing each claim under an insurance policy for an amount in excess of Ten Thousand Dollars ($10,000.00), which sets forth:

                  (A) the name of the claimant;

                  (B) a description of the policy by insurer, type of insurance, and period of coverage; and

                  (C) the amount and a brief description of the claim; and

              (ix) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims;

              (x) All policies to which Buyer is a party or that provide coverage to Buyer, or any director or officer of Buyer:

                  (A) are valid, outstanding, and enforceable;

                  (B) are issued by an insurer that is financially sound and reputable;

                  (C) taken together, provide adequate insurance coverage for the assets and the operations of Buyer for all risks normally insured against by a Person carrying on the same business or businesses as Buyer;

                  (D) are sufficient for compliance with all Legal Requirements and Contracts to which any Buyer is a party or by which Buyer is obligated;

                  (E) will continue in full force and effect following the consummation of the Contemplated Transactions; and

                  (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of Buyer.

          (b) Buyer has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is not now in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

          (c) Buyer has paid all premiums due, and have otherwise performed all of their respective obligations, pursuant to each policy to which Buyer is a party or that provides coverage to Buyer or director or officer thereof.

          (d) Buyer has given notice to the insurer of all claims that may be insured thereby.

       4.17 Employees. No employee or director of Buyer is a party to, or is otherwise obligated by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of Buyer, or (ii) the ability of Buyer to conduct its business. To Buyer's Knowledge, no director, officer, or other key employee of Buyer intends to terminate his or her employment with Buyer.

       4.18 Labor Relations; Compliance. Buyer has not been or is a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting Buyer relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting Buyer or Buyer's premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by Buyer, and no such action is contemplated by Buyer. Buyer has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Buyer is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

       4.19 Intellectual Property.

          (a) Buyer (i) owns all the licenses, trademarks, trade names, copyrights, marks, patents and applications for patents (the "Buyer Intellectual Property Assets"), (ii) neither owns nor uses any such items which are not listed on Schedule 2.2, (iii) pays no royalties to anyone with respect to any such items, and (iv) has full and lawful right to bring actions for the infringement thereof. Buyer owns, or possesses adequate and enforceable rights to use without payment of royalties, all licenses, trademarks, trade names, copyrights, patents, trade secrets and processes necessary for the conduct of, or use in, its business as the same is presently being conducted.


          (b) Buyer has no Knowledge nor has received any notice to the effect that any service or product it provides or sells, or any process, method, part or material it employees in its business for the use by it or another of any such service, may infringe, or is in conflict with, any asserted right of another. There is no pending or Threatened claim or litigation action against Buyer contesting its right to use or the validity of any of the Buyer Intellectual Property Assets or asserting its misuse of any of the foregoing, which would deprive it of the right to assert its rights pursuant thereto or which would prevent the sale of any service provided or sold by it.

       4.20 Certain Payments. Neither Buyer nor director, officer, agent, or employee of Buyer or to Buyer's Knowledge any other Person associated with or acting for or on behalf of Buyer, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business,
(ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Buyer or any Affiliate of Buyer, or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of Buyer.

       4.21 Disclosure.

          (a) No representation or warranty of Buyer in this Agreement omits to specify a material fact necessary to make the information specified herein or therein, considering the circumstances in which that information was furnished, not misleading.

          (b) There is no fact known to Buyer that has specific application to Buyer (other than general economic or industry conditions) and that materially adversely affects or, as far as Buyer can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of Buyer that has not been set forth in this Agreement.

       4.22 Relationships with Related Persons. Neither Buyer nor any Related Person of Buyer has or has had any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to Buyer's business. Neither Buyer nor any Related Person of Buyer is or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with Buyer, or (ii) engaged in competition with Buyer with respect to any line of the products or services of Buyer (a "Buyer Competing Business") in any market presently served by Buyer. Neither Buyer nor any Related Person of Buyer is a party to any Contract with, or has any claim or right against, Buyer.

       4.23 Brokers or Finders. Buyer and Buyer's agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                                    ARTICLE V

                            INDEMNIFICATION; REMEDIES
                            -------------------------

       5.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants, and obligations in this Agreement, and any other certificate or document delivered pursuant to this Agreement will survive this Agreement. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

       5.2 Indemnification and Payment of Damages by Sellers. Sellers, jointly and severally, will indemnify and hold harmless Buyer, and Buyer's respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Buyer Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including reasonable costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

          (a) any Breach of any representation or warranty made by Sellers or the LLC in this Agreement, or any other certificate or document delivered by Sellers or the LLC pursuant to this Agreement;

          (b) any Breach by any Seller or the LLC of any covenant or obligation of such Seller or the LLC in this Agreement; or

          (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Seller or the LLC (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

         The remedies provided in this Section 5.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the Buyer Indemnified Persons.

       5.3 Indemnification and Payment of Damages by Sellers and the LLC -- Environmental Matters. In addition to the provisions of Section 5.2, Sellers and the LLC, jointly and severally, will indemnify and hold harmless Buyer, and the Buyer Indemnified Persons for, and will pay to Buyer, and the Buyer Indemnified Persons the amount of, any Damages (including response costs, costs of indemnification, cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

          (a) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the date of this Agreement of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which Sellers or the LLC has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the date of this Agreement; or (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, dispersed or otherwise handled by Sellers or the LLC or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the date of this Agreement, or (B) any Hazardous Activities that were, or were allegedly, conducted by Sellers or the LLC or by any other Person for whose conduct they are or may be held responsible; or

          (b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of Sellers or the LLC or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of the LLC prior to the date of this Agreement, or from Hazardous Material that was (i) present or suspected to be present on or before the date of this Agreement on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on any of the Facilities on or prior to the date of this Agreement) or (ii) Released or allegedly Released by Sellers or the LLC or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the date of this Agreement, whether or not from the Facilities.

         Buyer will be entitled to direct or control any Cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought pursuant to this
Section 5.3. The procedure described in Section 6.6 will apply to any claim solely for monetary damages relating to a matter contemplated by this Section 5.3.

       5.4 Indemnification and Payment of Damages by Buyer. Buyer will indemnify and hold harmless Sellers and the LLC, and Sellers and the LLC's respective Representatives, members, managers, officers, controlling persons, and affiliates (collectively, the "Sellers and the LLC Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including reasonable costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

          (a) any Breach of any representation or warranty made by Buyer in this Agreement, or any other certificate or document delivered by Buyer pursuant to this Agreement;

          (b) any Breach by Buyer of any covenant or obligation of such Buyer in this Agreement; or

          (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Buyer (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

         The remedies provided in this Section 5.4 will not be exclusive of or limit any other remedies that may be available to Sellers and the LLC or the other Indemnified Persons.

       5.5 Procedure for Indemnification -- Third Party Claims.

          (a) Promptly after receipt by an indemnified party pursuant to Section 5.2, 5.4, or (to the extent provided in the last sentence of Section 5.3)
Section 5.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

          (b) If any Proceeding referred to in Section 5.6(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party pursuant to this Article V for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

          (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

       5.6 Procedure for Indemnification-- Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

                                   ARTICLE VI

                               GENERAL PROVISIONS
                               ------------------

       6.1 Expenses. Except as otherwise expressly provided in this Agreement, each party shall pay all expenses, costs and fees (including attorneys' fees) incurred by that party in connection with the Contemplated Transactions, including the preparation, execution and delivery of this Agreement and the ancillary agreements related to this Agreement.

       6.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer and Sellers shall mutually agree upon. Sellers and Buyer will consult with each other concerning the means by which the LLC's employees, customers, and suppliers and others having dealings with the LLC will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

       6.3 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         Sellers:

         Dean Mostad
         1021 Jefferson Avenue
         Bismarck, ND 58504
         Facsimile:  401.696.8414

         Scott Radig
         921 N. Mandan Street
         Bismarck, ND 58501-3507
         Facsimile:  401.696.8414

         with a copy to:

         Stepp Law Group
         1301 Dove Street
         Suite 460
         Newport Beach, California 92660
         Attn: Michael J. Muellerleile, Esq.
         Facsimile: (949) 660-9010

         Buyer:

         Fishing Buddy, Inc.
         1108 27th Street NW
         Mandan, ND 58554


         with a copy to:

         ------------------------

         ------------------------

         ------------------------

       6.4 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Nevada or, if it has or can acquire jurisdiction, in the United States District Court for the District of Nevada, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

       6.5 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

       6.6 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege pursuant to this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

       6.7 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the Agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written Agreement executed by the party to be charged with the amendment.

       6.8 Assignments, Successors, and No Third-party Rights. No party may assign any of its rights under this Agreement without the prior written consent of the other parties, and any such assignment shall be null and void ab initio; provided, however, that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

       6.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

       6.10 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

       6.11 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

       6.12 Governing Law. This Agreement will be governed by the laws of the State of California without regard to conflicts of laws principles.

       6.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                       BUYER:

                                       Fishing Buddy, Inc.,
                                       a Nevada corporation



                                       By: /s/ Wade Vogel
                                          ----------------------------------
                                          Wade Vogel
                                          Its: Shareholder

                                       By: /s/ Doug Hermanson
                                          ----------------------------------
                                          Doug Hermanson
                                          Its: Secretary



                                       SELLERS:

                                        /s/ Dean Mostad
                                        ------------------------------------
                                        Dean Mostad

                                        /s/ Scott Radig
                                        ------------------------------------
                                        Scott Radig


                                        APPROVED AND AGREED:

                                        Fishing Buddy LLC,
                                        a North Dakota limited liability company

                                        By: /s/ Dean Mostad
                                            ---------------------------------
                                        Its: Managing Member

Exhibit A

LLC Unit Ownership:              750  Units of membership owned by Scott Radig
                                -----
                                 750  Units of membership owned by Dean Mostad
                                -----

Exhibit 2.3(a)(ii)
Seller's Release
------------------

Exhibit 2.3(a)(iii)
Noncompetition Agreement
------------------------

Exhibit 2.3(a)(iv)
Employment Agreements
---------------------

Schedule 3.6
List of Assets
--------------